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                                                                     EXHIBIT 4.3

                              ARTICLES OF AMENDMENT

                                       OF

                             SURGICAL SERVICES, INC.

Pursuant to O.C.G.A. ss. 14-2-1006 (GCA ss. 22-1006) of the Georgia Business Corporation Code, Surgical Services, Inc., a Georgia corporation, hereby submits the followING Articles of Amendment:

                                       1.

         The Articles of Incorporation are hereby amended (the "Amendment") by deleting the text of Article 1 and replacing it with the following:

                  The name of the corporation is HealthTronics Surgical Services, Inc. (the "Corporation") and the charter number of the corporation is 9535640.

                                       2.

         The Amendment was duly adopted on May 18, 2001.

                                       3.

         The foregoing Amendment was duly approved by the Board of Directors of the Corporation without shareholder approval in that shareholder approval was not required in accordance with O.C.G.A. 14-2-1002 (GCA ss. 22-1002) of the Georgia Corporations Code.

         The publication of "Notice of Change of Corporate Name" will be published pursuant to O.C.G.A. ss.14-2-1006.1(b).

         IN WITNESS WHEREOF, HealthTronics, Inc. has caused these Articles of Amendment to be executed by its duly authorized officers on this 18th day of May, 2001.

                                             SURGICAL SERVICES, INC.


                                             By: /s/ Argil J. Wheelock
                                                 -------------------------------
                                                 ARGIL J. WHEELOCK
                                                 Chairman of the Board